UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2012

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	980583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 Sparrow Circle, White Plains, NY 10605
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +972.4.824.2051

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 14, 2012 we executed a consulting agreement with professor Camillo Ricordi. Prof. Ricordi has agreed to be appointed to our Board of Advisor’s committee, and we will pay Prof. Ricordi an hourly fee of $300 for attending in person meetings and $200 for attending meetings via conference call. We will also grant Prof. Ricordi 100,000 stock options. The options will be subject to our stock option plan and will have vesting provisions. Prof. Ricordi will also be reimbursed for out of pocket expenses incurred for carrying out consulting business.

The agreement is for an indefinite period unless terminated by either party with 30 days advance written notice to the other party.

Considered one of the world’s leading experts in cell transplantation, Prof. Ricordi is the Stacy Joy Goodman Professor of Surgery, Distinguished Professor of Medicine, Professor of Biomedical Engineering, and Microbiology and Immunology at the University of Miami Diabetes Research Institute. He also serves as Director of the Diabetes Research Institute Cell Transplant Center and Responsible Head of the NIH-funded cGMP Human Cell Processing Facility.

A copy of the research agreement is attached as exhibit 10.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
10.1	Board of Advisors Consulting Agreement dated November 14, 2012
99.1	News release dated November 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:
/s/ Jacob Ben Arie
Jacob Ben Arie
Chief Executive Officer and President

November 27, 2012